Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166597) and Form S-8 (Nos. 333-147808, 333-119045, 333-78805, and 333-152491) of The Great Atlantic & Pacific Tea Company, Inc. of our report dated May 10, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 10, 2011